Exhibit 99.1

Contact:
Sean McHugh
Vice President & Treasurer
(678) 791-7615

Carter’s, Inc. Reports Fourth Quarter and Fiscal 2014 Results

•	Fourth quarter fiscal 2014

◦	Net sales $869 million, up 13%

◦	EPS $1.29, up 66%; adjusted EPS $1.32, up 30%

•	Fiscal 2014

◦	Net sales $2.9 billion, up 10%

◦	EPS $3.62, up 32%; adjusted EPS $3.93, up 17%

•	Returned $123 million to shareholders via share repurchases and dividends in 2014

•	Board of Directors authorizes quarterly dividend increase of 16% to $0.22 per share

ATLANTA, February 26, 2015 -- Carter’s, Inc. (NYSE:CRI), the largest branded marketer in the United States of apparel exclusively for babies and young children, today reported its fourth quarter and fiscal 2014 results.
“We saw good demand for our brands in the final months of the year,” said Michael D. Casey, Chairman and Chief Executive Officer. “We believe our focus on providing the best value and experience in young children’s apparel enabled us to achieve our 26th consecutive year of sales growth and a record level of profitability in 2014.  We’re encouraged by consumers’ response to our new Spring product offerings, and we’re expecting good growth in sales and earnings in 2015.”

53rd Week
The Company’s fiscal year ends on the Saturday nearest the last day of December, resulting in an additional week of results every five to six years. Accordingly, the fourth quarter of fiscal 2014 included 14 weeks, compared to 13 weeks in the fourth quarter of fiscal 2013. Fiscal year 2014 included 53 weeks, compared to 52 weeks in fiscal 2013. The additional week in fiscal 2014 contributed $44.1 million in consolidated net sales. The additional week's contribution to net sales by business segment in 2014 are as follows:

(dollars in millions)		Year-Over-Year Change in Net Sales
	Fiscal 2014	Q4 Fiscal 2014		Fiscal 2014
	53rd Week	Reported	Comparable	Reported	Comparable
	Net Sales	(14 Weeks)	(13 Weeks)	(53 Weeks)	(52 Weeks)

Carter's Retail	$13.7	15.7%	11.1%	13.9%	12.5%
Carter's Wholesale	19.4	10.5%	3.3%	4.5%	2.6%
OshKosh Retail	4.8	17.8%	12.7%	15.8%	14.2%
OshKosh Wholesale	1.9	1.8%	-7.7%	-1.8%	-4.4%
International	4.3	8.5%	3.5%	10.9%	9.4%
Consolidated	$44.1	12.9%	7.2%	9.7%	8.0%

Foreign Currency
The appreciation of the U.S. dollar relative to the Canadian dollar and Japanese yen negatively affected the Company’s reported net sales and earnings in fiscal 2014. The effects of changes in foreign currency exchange rates (FX) on net sales in fiscal 2014 compared to fiscal 2013 are as follows:

(dollars in millions)	Year-Over-Year Change in Net Sales
	Fourth Quarter Fiscal 2014			Fiscal 2014
	2014 FX		Constant	2014 FX		Constant
	Impact on	Reported	Currency	Impact on	Reported	Currency
Net Sales	Net Sales	Growth	Growth	Net Sales	Growth	Growth

International Segment	($5.8)	8.5%	15.2%	($16.0)	10.9%	16.6%
Consolidated	($5.8)	12.9%	13.7%	($16.0)	9.7%	10.3%

Adjustments to Reported GAAP Results
In keeping with the Company's historical practice of discussing the results of its business operations excluding items that it believes are not indicative of underlying business performance, the following adjustments have been made to the Company's reported (GAAP) results:

	Fourth fiscal quarter
(dollars in millions, except earnings per share)	2014		2013
	Net	Diluted	Net	Diluted
	Income	EPS	Income	EPS
As reported (GAAP)	$68.6	$1.29	$42.7	$0.78
Amortization of H.W. Carter and Sons tradenames	1.5	0.03	4.0	0.07
Revaluation of Bonnie Togs contingent consideration	0.4	0.01	0.5	0.01
Costs to exit retail operations in Japan	—	—	2.6	0.05
Closure of distribution facility in Hogansville, GA	—	—	0.6	0.01
Office consolidation costs	—	—	5.8	0.11
As adjusted (non-GAAP)	$70.6	$1.32	$56.2	$1.02

	Fiscal year
	2014		2013
	Net	Diluted	Net	Diluted
	Income	EPS	Income	EPS
As reported (GAAP)	$194.7	$3.62	$160.4	$2.75
Amortization of H.W. Carter and Sons tradenames	10.4	0.19	8.6	0.15
Office consolidation costs	4.2	0.08	21.0	0.36
Revaluation of Bonnie Togs contingent consideration	1.3	0.03	2.8	0.05
Closure of distribution facility in Hogansville, GA	0.6	0.01	1.2	0.02
Costs to exit retail operations in Japan	0.3	0.01	2.6	0.04
As adjusted (non-GAAP)	$211.5	$3.93	$196.5	$3.37

Note: Results may not be additive due to rounding. See "Reconciliation of GAAP to Adjusted Results" section of this release for complete non-GAAP disclosures.

Consolidated Results
The discussion of results below is presented on an adjusted basis where noted.
Fourth Quarter of Fiscal 2014 (14 weeks) compared to Fourth Quarter of Fiscal 2013 (13 weeks)
Consolidated net sales increased $99.6 million, or 12.9%, to $869.2 million.  The net sales increase reflects growth in all business segments.
Changes in foreign currency exchange rates in the fourth quarter of fiscal 2014 compared to the fourth quarter of fiscal 2013 negatively impacted consolidated net sales in the fourth quarter of fiscal 2014 by $5.8 million, or 0.8%. On a constant currency basis, consolidated net sales increased 13.7% in the fourth quarter of fiscal 2014.
Net income in the fourth quarter of fiscal 2014 increased $25.8 million, or 60.5%, to $68.6 million, or $1.29 per diluted share, compared to $42.7 million, or $0.78 per diluted share, in the fourth quarter of fiscal 2013. Adjusted net income in the fourth quarter of fiscal 2014 increased $14.4 million, or 25.7%, to $70.6 million, compared to $56.2 million in the fourth quarter of fiscal 2013. Adjusted earnings per diluted share in the fourth quarter of fiscal 2014 increased 29.8% to $1.32, compared to $1.02 in the fourth quarter of fiscal 2013. The growth in adjusted earnings per diluted share reflects sales growth, improved price realization, and expense leverage that were partially offset by higher product costs.
Fiscal 2014 (53 weeks) compared to Fiscal 2013 (52 weeks)
Consolidated net sales increased $255.2 million, or 9.7%, to $2.9 billion.  This increase reflects growth in both Carter’s segments, the OshKosh retail segment, and the Company's international segment.
Changes in foreign currency exchange rates in fiscal 2014 compared to fiscal 2013 negatively impacted consolidated net sales in fiscal 2014 by $16.0 million, or 0.6%. On a constant currency basis, consolidated net sales increased 10.3% in fiscal 2014.
Net income in fiscal 2014 increased $34.3 million, or 21.4%, to $194.7 million, or $3.62 per diluted share, compared to $160.4 million, or $2.75 per diluted share, in fiscal 2013.  Adjusted net income in fiscal 2014 increased $15.0 million, or 7.6%, to $211.5 million, compared to $196.5 million in fiscal 2013. Adjusted earnings per diluted share in fiscal 2014 increased 16.6% to $3.93, compared to $3.37 in fiscal 2013. The growth in adjusted earnings per diluted share reflects sales growth, improved price realization, and expense leverage that were partially offset by higher product costs.
Cash flow from operations in fiscal 2014 was $282.4 million compared to $209.7 million in fiscal 2013.  The increase was driven by higher net income and favorable changes in net working capital.

Carter’s Retail Segment Results
Fourth Quarter of Fiscal 2014 (14 weeks) compared to Fourth Quarter of Fiscal 2013 (13 weeks)
Carter’s retail segment sales increased $46.4 million, or 15.7%, to $341.7 million. Carter’s direct-to-consumer comparable sales increased 3.5%, comprised of eCommerce comparable sales growth of 18.3% and a comparable retail store sales decline of 0.1%. The comparable sales metric for the 14 weeks ended January 3, 2015 utilizes a comparable 14 week period of the prior year.
Fiscal 2014 (53 weeks) compared to Fiscal 2013 (52 weeks)
Carter’s retail segment sales increased $133.0 million, or 13.9%, to $1.1 billion. Carter’s direct-to-consumer comparable sales increased 3.7%, comprised of eCommerce comparable sales growth of 26.1% and a comparable retail store sales decline of 1.0%. The comparable sales metric for the 53 weeks ended January 3, 2015 utilizes a comparable 53 week period of the prior year.
As of the end of the fourth quarter of fiscal 2014, the Company operated 531 Carter’s retail stores in the United States.

Carter’s Wholesale Segment Results
Fourth Quarter of Fiscal 2014 (14 weeks) compared to Fourth Quarter of Fiscal 2013 (13 weeks)
Carter’s wholesale segment sales grew $28.5 million, or 10.5%, to $300.4 million, reflecting growth across all Carter’s brands.

Fiscal 2014 (53 weeks) compared to Fiscal 2013 (52 weeks)
Carter’s wholesale segment sales increased $46.5 million, or 4.5%, to $1.1 billion, reflecting growth in a majority of the Company’s top accounts.

OshKosh Retail Segment Results
Fourth Quarter of Fiscal 2014 (14 weeks) compared to Fourth Quarter of Fiscal 2013 (13 weeks)
OshKosh retail segment sales increased $17.0 million, or 17.8%, to $112.6 million. OshKosh direct-to-consumer comparable sales increased 6.8%, comprised of eCommerce comparable sales growth of 17.4% and a comparable retail stores increase of 4.0%. The comparable sales metric for the 14 weeks ended January 3, 2015 utilizes a comparable 14 week period of the prior year.
Fiscal 2014 (53 weeks) compared to Fiscal 2013 (52 weeks)
OshKosh retail segment sales increased $45.8 million, or 15.8%, to $335.1 million. OshKosh direct-to-consumer comparable sales increased 7.3%, comprised of eCommerce comparable sales growth of 27.4% and a comparable retail store sales increase of 3.3%. The comparable sales metric for the 53 weeks ended January 3, 2015 utilizes a comparable 53 week period of the prior year.
As of the end of the fourth quarter of fiscal 2014, the Company operated 200 OshKosh retail stores in the United States.

OshKosh Wholesale Segment Results
Fourth Quarter of Fiscal 2014 (14 weeks) compared to Fourth Quarter of Fiscal 2013 (13 weeks)
OshKosh wholesale segment sales increased $0.4 million, or 1.8%, to $20.9 million.
Fiscal 2014 (53 weeks) compared to Fiscal 2013 (52 weeks)
OshKosh wholesale segment sales decreased $1.4 million, or 1.8%, to $73.2 million.

International Segment Results
Fourth Quarter of Fiscal 2014 (14 weeks) compared to Fourth Quarter of Fiscal 2013 (13 weeks)
International segment sales increased $7.3 million, or 8.5%, to $93.6 million, principally driven by growth in the Company’s Canadian businesses.
Changes in foreign currency exchange rates in the fourth quarter of fiscal 2014 as compared to the fourth quarter of fiscal 2013 negatively impacted international segment net sales in the fourth quarter of fiscal 2014 by $5.8 million, or 6.7%. On a constant currency basis, international segment net sales increased 15.2%.
The Company’s former retail operations in Japan, which the Company substantially exited in the first quarter of fiscal 2014, contributed $3.8 million to segment sales in the fourth quarter of fiscal 2013.
Canadian comparable retail store sales declined 4.6%, reflecting the discontinuation of Bonnie Togs legacy private label brands in 2014 and lower store traffic. The comparable sales metric for the 14 weeks ended January 3, 2015 utilizes a comparable 14 week period of the prior year.

Fiscal 2014 (53 weeks) compared to Fiscal 2013 (52 weeks)
International segment sales increased $31.2 million, or 10.9%, to $316.5 million, reflecting growth in the Company’s Canadian businesses and higher wholesale sales outside the U.S.
Changes in foreign currency exchange rates in fiscal 2014 as compared to fiscal 2013 negatively impacted international net sales in fiscal 2014 by $16.0 million, or 5.7%. On a constant currency basis, international segment net sales increased 16.6%.
The Company’s former retail operations in Japan contributed $4.4 million in net sales in fiscal 2014, compared to $15.9 million to segment sales in fiscal 2013.
Canadian comparable retail store sales declined 3.4%, reflecting the discontinuation of Bonnie Togs legacy private label brands in 2014 and lower store traffic, which more than offset growth in the combined sales of Carter’s and OshKosh branded products. The comparable sales metric for the 53 weeks ended January 3, 2015 utilizes a comparable 53 week period of the prior year.
As of the end of the fourth quarter of fiscal 2014, the Company operated 124 retail stores in Canada.

Dividends
During the fourth quarter of fiscal 2014, the Company paid a cash dividend of $0.19 per share totaling $10.0 million. The Company paid cash dividends totaling $40.5 million in fiscal 2014.
On February 18, 2015, the Company’s Board of Directors authorized a 16% increase ($0.03 per share) to the quarterly cash dividend, to $0.22 per share for payment on March 20, 2015, to shareholders of record at the close of business on March 10, 2015.
Future declarations of quarterly dividends and the establishment of related record and payment dates will be at the discretion of the Company’s Board of Directors based on a number of factors, including the Company’s future financial performance and other considerations.

Stock Repurchase Activity
During the fourth quarter of fiscal 2014, the Company repurchased and retired 244,800 shares of its common stock for $19.3 million at an average price of $78.96 per share. During fiscal 2014, the Company repurchased and retired 1.1 million shares for $82.1 million at an average price of $73.84. Year-to-date through February 25, 2015, the Company has repurchased and retired a total of 23,100 shares for $1.9 million at an average price of $83.52 per share. All shares were repurchased in open market transactions pursuant to applicable regulations for open market share repurchases.
As of February 25, 2015, the total remaining capacity under the Company’s previously-announced repurchase authorizations was $183 million.

2015 Business Outlook
For fiscal 2015, the Company projects net sales to increase approximately 5% over fiscal 2014 and adjusted diluted earnings per share to increase approximately 10% to 14% compared to adjusted diluted earnings per share of $3.93 in fiscal 2014. This forecast for fiscal 2015 adjusted earnings per share excludes anticipated expenses of approximately $6 million related to the amortization of the acquired tradenames discussed above, approximately $1 million related to the Bonnie Togs acquisition, and other items the Company believes to be non-representative of underlying business performance.
For the first quarter of fiscal 2015, the Company projects net sales to increase approximately 3% over the first quarter of fiscal 2014 and adjusted diluted earnings per share to be comparable to adjusted diluted earnings per share of $0.73 in the first quarter of fiscal 2014. This forecast includes the anticipated adverse impact of approximately $15 million in net sales related to delayed inventory receipts due to the backlog of cargo containers at West Coast ports. This forecast for first quarter fiscal 2015 adjusted earnings per share excludes anticipated expenses of approximately $2 million related to the amortization of the acquired tradenames discussed above, approximately $0.5 million related to the Bonnie Togs acquisition, and other items the Company believes to be non-representative of underlying business performance.

Conference Call
The Company will hold a conference call with investors to discuss fourth quarter and fiscal 2014 results and its business outlook on February 26, 2015 at 8:30 a.m. Eastern Standard Time. To participate in the call, please dial 913-312-1396. To listen to a live broadcast of the call on the internet, please visit www.carters.com and select the “Fourth Quarter 2014 Earnings Conference Call” link under the “Investor Relations” tab. Presentation materials for the call can be accessed under the same tab by selecting links for “News & Events” followed by “Webcasts & Presentations”. A replay of the call will be available shortly after the broadcast through March 6, 2015, at 888-203-1112 (U.S. / Canada) or 719-457-0820 (international), passcode 9058717. The replay will also be archived on the Company's website under the “Investor Relations” tab.

About Carter’s, Inc.
Carter’s, Inc. is the largest branded marketer in the United States of apparel and related products exclusively for babies and young children. The Company owns the Carter’s and OshKosh B'gosh brands, two of the most recognized brands in the marketplace. These brands are sold in leading department stores, national chains, and specialty retailers domestically and internationally. They are also sold through more than 800 Company-operated stores in the United States and Canada and on-line at www.carters.com, www.oshkoshbgosh.com, and www.cartersoshkosh.ca. The Company’s Just One You, Precious Firsts, and Genuine Kids brands are available at Target, and its Child of Mine brand is available at Walmart. Carter’s is headquartered in Atlanta, Georgia. Additional information may be found at www.carters.com.

Cautionary Language
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to the Company’s future performance, including, without limitation, statements with respect to the Company’s anticipated financial results for the first quarter of fiscal 2015 and fiscal year 2015, or any other future period, assessment of the Company’s performance and financial position, and drivers of the Company’s sales and earnings growth. Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Factors that could cause actual results to materially differ include the risks of: losing one or more major customers, vendors, or licensees or financial difficulties for one or more of our major customers, vendors, or licensees; the Company’s products not being accepted in the marketplace; changes in consumer preference and fashion trends; negative publicity; the Company failing to protect its intellectual property; incurring costs in connection with cooperating with regulatory investigations and proceedings; the breach of the Company’s consumer databases, systems or processes; deflationary pricing pressures; decreases in the overall level of consumer spending; disruptions resulting from the Company’s dependence on foreign supply sources; foreign currency risks due to the Company’s operations outside of the United States; the Company’s use of a small number of vendors over whom it has little control; the Company’s foreign supply sources not meeting the Company’s quality standards or regulatory requirements; disruptions in the Company’s supply chain, including distribution centers or in-sourcing capabilities or otherwise, and the risk of slow-downs, disruptions or strikes in the event that a new agreement between the Pacific Maritime Association, which represents the operator of the port through which we source substantially all of our products, and the International Longshore and Warehouse Union is not finalized and approved in a timely manner; product recalls; the loss of the Company’s principal product sourcing agent; increased competition in the baby and young children's apparel market; the Company being unable to identify new retail store locations or negotiate appropriate lease terms for the retail stores; the Company’s failure to successfully manage its eCommerce business; the Company not adequately forecasting demand, which could, among other things, create significant levels of excess inventory; failure to achieve sales growth plans, cost savings, and other assumptions that support the carrying value of the Company’s intangible assets; increased leverage, not being able to repay its indebtedness and being subject to restrictions on operations by the Company’s debt agreements; not attracting and retaining key individuals within the organization; failure to properly manage strategic projects; failure to implement needed upgrades to the Company’s information technology systems; disruptions of distribution functions in its Braselton, Georgia facility; being unsuccessful in expanding into international markets and failing to successfully manage legal, regulatory, political and economic risks of international operations, including maintaining compliance with worldwide anti-bribery laws; fluctuations in the Company’s tax obligations and effective tax rate; incurring substantial costs as a result of various claims or pending or threatened lawsuits; and the failure to declare future quarterly dividends. Many of these risks are further described in the most recently filed Quarterly Report on Form 10-Q and other reports filed with the Securities and Exchange Commission under the headings “Risk Factors” and “Forward-Looking Statements.” The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CARTER’S, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except for share data)
(unaudited)

	For the fiscal quarters ended		For the fiscal years ended
	January 3, 2015	December 28, 2013	January 3, 2015	December 28, 2013
	(14 weeks)	(13 weeks)	(53 weeks)	(52 weeks)
Net sales	$869,224	$769,655	$2,893,868	$2,638,711
Cost of goods sold	513,192	447,232	1,709,428	1,543,332
Gross profit	356,032	322,423	1,184,440	1,095,379
Selling, general, and administrative expenses	251,902	258,841	890,251	868,480
Royalty income	(9,880)	(9,812)	(39,156)	(37,252)
Operating income	114,010	73,394	333,345	264,151
Interest expense	7,030	6,755	27,653	13,437
Interest income	(86)	(147)	(403)	(669)
Other expenses	1,472	871	3,189	1,918
Income before income taxes	105,594	65,915	302,906	249,465
Provision for income taxes	37,004	23,167	108,236	89,058
Net income	$68,590	$42,748	$194,670	$160,407

Basic net income per common share	$1.30	$0.78	$3.65	$2.78
Diluted net income per common share	$1.29	$0.78	$3.62	$2.75
Dividend declared and paid per common share	$0.19	$0.16	$0.76	$0.48

CARTER’S, INC.
BUSINESS SEGMENT RESULTS
(dollars in thousands)
(unaudited)

	For the fiscal quarters ended				For the fiscal years ended
	January 3, 2015 (14 weeks)	% of total sales	December 28, 2013 (13 weeks)	% of total sales	January 3, 2015 (53 weeks)	% of total sales	December 28, 2013 (52 weeks)	% of total sales
Net sales:
Carter’s Retail (a)	$341,692	39.3%	$295,333	38.4%	$1,087,165	37.6%	$954,160	36.2%
Carter’s Wholesale	300,428	34.6%	271,902	35.3%	1,081,888	37.4%	1,035,420	39.2%
Total Carter’s	642,120	73.9%	567,235	73.7%	2,169,053	75.0%	1,989,580	75.4%
OshKosh Retail (a)	112,640	13.0%	95,649	12.4%	335,140	11.6%	289,311	11.0%
OshKosh Wholesale	20,859	2.4%	20,495	2.7%	73,201	2.5%	74,564	2.8%
Total OshKosh	133,499	15.4%	116,144	15.1%	408,341	14.1%	363,875	13.8%
International (b)	93,605	10.7%	86,276	11.2%	316,474	10.9%	285,256	10.8%
Total net sales	$869,224	100.0%	$769,655	100.0%	$2,893,868	100.0%	$2,638,711	100.0%

Operating income (loss):		Operating margin		Operating margin		Operating margin		Operating margin
Carter’s Retail (a)	$73,638	21.6%	$60,529	20.5%	$211,297	19.4%	$181,169	19.0%
Carter’s Wholesale	51,974	17.3%	47,314	17.4%	185,463	17.1%	185,501	17.9%
Total Carter’s	125,612	19.6%	107,843	19.0%	396,760	18.3%	366,670	18.4%
OshKosh Retail (a)	9,093	8.1%	4,086	4.3%	8,210	2.4%	(1,433)	(0.5)%
OshKosh Wholesale	3,717	17.8%	1,867	9.1%	8,842	12.1%	9,796	13.1%
Total OshKosh	12,810	9.6%	5,953	5.1%	17,052	4.2%	8,363	2.3%
International (b) (c)	12,431	13.3%	13,154	15.2%	39,470	12.5%	40,641	14.2%
Corporate expenses (d) (e)	(36,843)		(53,556)		(119,937)		(151,523)
Total operating income	$114,010	13.1%	$73,394	9.5%	$333,345	11.5%	$264,151	10.0%

(a)	Includes eCommerce results.

(b)	Net sales include international retail, eCommerce, and wholesale sales. Operating income includes international licensing income.

(c)	Includes the following net charges:

	For the fiscal quarter ended		For the fiscal years ended
	January 3, 2015	December 28, 2013	January 3, 2015	December 28, 2013
(dollars in millions)	(14 weeks)	(13 weeks)	(53 weeks)	(52 weeks)
Revaluation of contingent consideration	$0.4	$0.5	$1.3	$2.8
Exit from Japan retail operations	$0.1	$4.1	$0.5	$4.1

(d)
Corporate expenses include expenses related to incentive compensation, stock-based compensation, executive management, severance and relocation, finance, building occupancy, information technology, certain legal fees, consulting, and audit fees.

(e) Includes the following charges:

	For the fiscal quarter ended		For the fiscal years ended
	January 3, 2015	December 28, 2013	January 3, 2015	December 28, 2013
(dollars in millions)	(14 weeks)	(13 weeks)	(53 weeks)	(52 weeks)
Office consolidation costs	$—	$9.2	$6.6	$33.3
Amortization of H.W. Carter and Sons tradenames	$2.3	$6.3	$16.4	$13.6
Closure of distribution facility in Hogansville, GA (1)	$0.1	$0.9	$0.9	$1.9
(1) Continuing operating costs associated with the closure of the Company’s distribution facility in Hogansville, Georgia.

Certain prior year amounts have been reclassified for comparative purposes.

CARTER’S, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except for share data)
(unaudited)

	January 3, 2015	December 28, 2013
ASSETS
Current assets:
Cash and cash equivalents	$340,638	$286,546
Accounts receivable, net	184,563	193,611
Finished goods inventories, net	444,844	417,754
Prepaid expenses and other current assets	34,788	35,157
Deferred income taxes	36,625	37,313
Total current assets	1,041,458	970,381
Property, plant, and equipment, net	333,097	307,885
Tradenames and other intangible, net	317,297	330,258
Goodwill	181,975	186,077
Deferred debt issuance costs, net	6,677	8,088
Other assets	12,592	9,795
Total assets	$1,893,096	$1,812,484

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$150,243	$164,010
Other current liabilities	97,728	105,129
Total current liabilities	247,971	269,139

Long-term debt	586,000	586,000
Deferred income taxes	121,536	121,434
Other long-term liabilities	150,905	135,180
Total liabilities	1,106,412	1,111,753

Commitments and contingencies

Stockholders’ equity:
Preferred stock; par value $.01 per share; 100,000 shares authorized; none issued or outstanding at January 3, 2015, and December 28, 2013	—	—
Common stock, voting; par value $.01 per share; 150,000,000 shares authorized; 52,712,193 and 54,541,879 shares issued and outstanding at January 3, 2015 and December 28, 2013, respectively	527	545
Additional paid-in capital	—	4,332
Accumulated other comprehensive loss	(23,037)	(10,082)
Retained earnings	809,194	705,936
Total stockholders’ equity	786,684	700,731
Total liabilities and stockholders’ equity	$1,893,096	$1,812,484

CARTER’S, INC.
CONSOLIDATED STATEMENTS OF CASH FLOW
(dollars in thousands)
(unaudited)

	For the fiscal years ended
	January 3, 2015	December 28, 2013
	(53 weeks)	(52 weeks)
Cash flows from operating activities:
Net income	$194,670	$160,407
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	58,487	54,915
Amortization of H.W. Carter and Sons tradenames	16,437	13,588
Accretion of contingent consideration	1,348	2,825
Amortization of debt issuance costs	1,533	1,049
Stock-based compensation expense	17,598	16,040
Unrealized foreign currency exchange loss	2,378	—
Income tax benefit from stock-based compensation	(4,700)	(11,040)
Loss on disposal of property, plant, and equipment	1,157	272
Deferred income taxes	3,911	596
Effect of changes in operating assets and liabilities:
Accounts receivable	8,405	(26,064)
Inventories	(32,151)	(70,691)
Prepaid expenses and other assets	(2,719)	(18,716)
Accounts payable and other liabilities	16,043	86,515
Net cash provided by operating activities	282,397	209,696
Cash flows from investing activities:
Capital expenditures	(103,453)	(182,525)
Acquisition of tradenames	(3,550)	(38,007)
Proceeds from sale of property, plant, and equipment	2,271	—
Net cash used in investing activities	(104,732)	(220,532)
Cash flows from financing activities:
Proceeds from senior notes	—	400,000
Payments of debt issuance costs	(177)	(6,989)
Repurchase of common stock	(82,099)	(454,133)
Payment of contingent consideration	(8,901)	(14,721)
Dividends paid	(40,477)	(27,715)
Income tax benefit from stock-based compensation	4,700	11,040
Withholdings from vesting of restricted stock	(4,548)	(5,052)
Proceeds from exercise of stock options	9,064	12,912
Net cash used in financing activities	(122,438)	(84,658)
Net effect of exchange rate changes on cash	(1,135)	(196)
Net increase (decrease) in cash and cash equivalents	54,092	(95,690)
Cash and cash equivalents, beginning of period	286,546	382,236
Cash and cash equivalents, end of period	$340,638	$286,546

CARTER’S, INC.
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(dollars in millions, except earnings per share)

	Fiscal quarter ended January 3, 2015 (14 weeks)
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$356.0	$251.9	$114.0	$68.6	$1.29
Amortization of H.W. Carter and Sons tradenames	—	(2.3)	2.3	1.5	0.03
Costs to exit retail operations in Japan	—	(0.1)	0.1	—	—
Closure of distribution facility in Hogansville, GA	—	(0.1)	0.1	—	—
Revaluation of contingent consideration (a)	—	(0.4)	0.4	0.4	0.01
As adjusted (b)	$356.0	$249.0	$116.9	$70.6	$1.32

	Fiscal year ended January 3, 2015 (53 weeks)
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$1,184.4	$890.3	$333.3	$194.7	$3.62
Amortization of H.W. Carter and Sons tradenames	—	(16.4)	16.4	10.4	0.19
Office consolidation costs (c)	—	(6.6)	6.6	4.2	0.08
Revaluation of contingent consideration (a)	—	(1.3)	1.3	1.3	0.03
Closure of distribution facility in Hogansville, GA	—	(0.9)	0.9	0.6	0.01
Costs to exit retail operations in Japan	(1.0)	(1.5)	0.5	0.3	0.01
As adjusted (b)	$1,183.4	$863.3	$359.3	$211.5	$3.93

	Fiscal quarter ended December 28, 2013 (13 weeks)
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$322.4	$258.8	$73.4	$42.7	$0.78
Office consolidation costs (c)	—	(9.2)	9.2	5.8	0.11
Amortization of H.W. Carter and Sons tradenames	—	(6.3)	6.3	4.0	0.07
Costs to exit retail operations in Japan	1.1	(3.0)	4.1	2.6	0.05
Closure of distribution facility in Hogansville, GA	—	(0.9)	0.9	0.6	0.01
Revaluation of contingent consideration (a)	—	(0.5)	0.5	0.5	0.01
As adjusted (b)	$323.5	$238.9	$94.4	$56.2	$1.02

	Fiscal year ended December 28, 2013 (52 weeks)
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$1,095.4	$868.5	$264.2	$160.4	$2.75
Office consolidation costs (c)	—	(33.3)	33.3	21.0	0.36
Amortization of H.W. Carter and Sons tradenames	—	(13.6)	13.6	8.6	0.15
Revaluation of contingent consideration (a)	—	(2.8)	2.8	2.8	0.05
Costs to exit retail operations in Japan	1.1	(3.0)	4.1	2.6	0.04
Closure of distribution facility in Hogansville, GA	—	(1.9)	1.9	1.2	0.02
As adjusted (b)	$1,096.4	$813.9	$319.8	$196.5	$3.37

(a)	Revaluation of the contingent consideration liability associated with the Company’s 2011 acquisition of Bonnie Togs.

(b)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present gross margin, SG&A, operating income, net income, and net income on a diluted share basis excluding the adjustments discussed above.  The Company believes these adjustments provide a meaningful comparison of the Company’s results.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.

(c)	Costs associated with office consolidation including severance, relocation, accelerated depreciation and other charges.

Note: Results may not be additive due to rounding. Certain prior year amounts have been reclassified for comparative purposes.

CARTER’S, INC.
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(dollars in millions, except earnings per share)

	Fiscal quarter ended March 29, 2014
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$261.7	$210.1	$61.5	$34.3	$0.63
Amortization of H.W. Carter and Sons tradenames	—	(6.3)	6.3	4.0	0.07
Office consolidation costs (a)	—	(2.0)	2.0	1.2	0.02
Revaluation of contingent consideration (b)	—	(0.5)	0.5	0.5	0.01
Costs to exit retail operations in Japan	(1.0)	(0.6)	(0.4)	(0.3)	(0.01)
Closure of distribution facility in Hogansville, GA	—	(0.3)	0.3	0.2	—
As adjusted (c)	$260.7	$200.5	$70.1	$39.9	$0.73

(a)	Costs associated with office consolidation including severance, accelerated depreciation, and other charges.

(b)	Revaluation of the contingent consideration liability associated with the Company’s 2011 acquisition of Bonnie Togs.

(c)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present gross margin, SG&A, operating income, net income, and net income on a diluted share basis excluding the adjustments discussed above.  The Company believes these adjustments provide a meaningful comparison of the Company’s results.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.

Note: Results may not be additive due to rounding. Certain prior year amounts have been reclassified for comparative purposes.

CARTER’S, INC.
RECONCILIATION OF NET INCOME ALLOCABLE TO COMMON SHAREHOLDERS

	For the fiscal quarters ended		For the fiscal years ended
	January 3, 2015	December 28, 2013	January 3, 2015	December 28, 2013
	(14 weeks)	(13 weeks)	(53 weeks)	(52 weeks)
Weighted-average number of common and common equivalent shares outstanding:
Basic number of common shares outstanding	52,130,289	53,777,662	52,614,425	56,931,216
Dilutive effect of equity awards	479,744	516,242	479,114	590,951
Diluted number of common and common equivalent shares outstanding	52,610,033	54,293,904	53,093,539	57,522,167

As reported on a GAAP Basis:
(dollars in thousands, except per share data)
Basic net income per common share:
Net income	$68,590	$42,748	$194,670	$160,407
Income allocated to participating securities	(870)	(586)	(2,586)	(2,144)
Net income available to common shareholders	$67,720	$42,162	$192,084	$158,263
Basic net income per common share	$1.30	$0.78	$3.65	$2.78
Diluted net income per common share:
Net income	$68,590	$42,748	$194,670	$160,407
Income allocated to participating securities	(863)	(581)	(2,568)	(2,126)
Net income available to common shareholders	$67,727	$42,167	$192,102	$158,281
Diluted net income per common share	$1.29	$0.78	$3.62	$2.75
As adjusted (a):
(dollars in thousands, except per share data)
Basic net income per common share:
Net income	$70,573	$56,160	$211,493	$196,532
Income allocated to participating securities	(895)	(772)	(2,814)	(2,634)
Net income available to common shareholders	$69,678	$55,388	$208,679	$193,898
Basic net income per common share	$1.34	$1.03	$3.97	$3.41
Diluted net income per common share:
Net income	$70,573	$56,160	$211,493	$196,532
Income allocated to participating securities	(888)	(766)	(2,793)	(2,610)
Net income available to common shareholders	$69,685	$55,394	$208,700	$193,922
Diluted net income per common share	$1.32	$1.02	$3.93	$3.37

(a) In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present per share data excluding the adjustments discussed above. The Company has excluded approximately $2.0 million and $16.8 million in after-tax expenses from these results for quarter and fiscal year ended January 3, 2015, respectively. The Company has excluded approximately $13.4 million and $36.1 million in after-tax expenses from these results for the quarter and fiscal year ended December 28, 2013, respectively.

RECONCILIATION OF U.S. GAAP AND NON-GAAP INFORMATION
(unaudited)

The following table provides a reconciliation of EBITDA and adjusted EBITDA for the periods indicated to net income, which is the most directly comparable financial measure presented in accordance with GAAP:

	Fiscal quarter ended		Fiscal year ended
	January 3, 2015	December 28, 2013	January 3, 2015	December 28, 2013
(dollars in millions)	(14 weeks)	(13 weeks)	(53 weeks)	(52 weeks)
Net income	$68.6	$42.7	$194.7	$160.4
Interest expense	7.0	6.8	27.7	13.4
Interest income	(0.1)	(0.1)	(0.4)	(0.7)
Tax expense	37.0	23.2	108.2	89.1
Depreciation and amortization	17.9	25.2	74.9	68.5
EBITDA	$130.5	$97.7	$405.1	$330.7

Adjustments to EBITDA
Office consolidation costs (a)	$—	$8.4	$6.6	$29.3
Revaluation of contingent consideration (b)	0.4	0.5	1.3	2.8
Facility-related closures (c)	0.1	0.6	0.9	1.2
Japan retail operations exit (d)	0.1	4.0	(0.4)	4.1
Adjusted EBITDA	$131.1	$111.2	$413.7	$368.0

(a)
Costs associated with office consolidation including severance, relocation, and other charges. These amounts exclude costs related to accelerated depreciation as such amounts are included in the total of depreciation and amortization above.

(b)	Revaluation of the contingent consideration liability associated with the Company’s 2011 acquisition of Bonnie Togs.

(c)
Costs associated with the closure of the Company’s distribution facility in Hogansville, Georgia. These amounts exclude costs related to accelerated depreciation as such amounts are included in the total of depreciation and amortization above.

(d)
Costs incurred to exit the Company’s retail business in Japan. Fiscal year ended January 3, 2015 also reflects a favorable recovery of inventory. These amounts exclude costs related to accelerated depreciation as such amounts are included in the total of depreciation and amortization above.

Note: Results may not be additive due to rounding.

EBITDA and Adjusted EBITDA are supplemental financial measures that are not defined or prepared in accordance with GAAP. We define EBITDA as net income before interest, income taxes and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items described in the footnotes (a) - (d) to the table above.

We present EBITDA and Adjusted EBITDA because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

The use of EBITDA and Adjusted EBITDA instead of net income or cash flows from operations has limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. EBITDA and Adjusted EBITDA do not represent net income or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA, Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us for working capital, debt service and other purposes.